Execution version SUP P L EM EN TA L IN D EN TURE TO B E D E L IV ERED B Y SUB SEQ UEN T GUA RA N TO RS SUPPLEMENTALINDENTURE(this“Supplemental Indenture”), datedasofSeptember 29 , 2021, among(i)SylvamoPapersHoldingsS.àr.l. aprivatelimitedliabilitycompany (société à responsabilité limitée)organizedandexistingunderthelawsofLuxembourgwith registeredofficeat6, rueGabrielLippmannL-5365 MünsbachGrand-Duchyof LuxembourgandregisteredwiththeLuxembourgRegisterofCommerceandCompanies (R.C.S.Luxembourg)undernumberB218883, (ii)SylvamoInvestmentsBrazilS.àr.l. a privatelimitedliabilitycompany(société à responsabilité limitée)organisedandexisting underthelawsofLuxembourgwithregisteredofficeat6, rueGabrielLippmannL-5365 MünsbachGrand-DuchyofLuxembourgandregisteredwiththeLuxembourgRegisterof CommerceandCompanies(R.C.S.Luxembourg)undernumberB21889 0 and(iii)eachof theotherundersigned(eacha“Subsidiary Guarantor”andcollectively, the“Subsidiary Guarantors”), eachasubsidiaryofSylvamoCorporation(oritspermittedsuccessor), a Delawarecorporation(the“Company”), theCompanyandTheBankofNew YorkMellon TrustCompany, N.A., astrusteeundertheIndenturereferredtobelow (the“Trustee”). W IT N E S S E T H W H EREA S,the C ompany has heretofore ex ecu ted and d elivered to the Tru stee an ind entu re,d ated as of September3,2021 (the “Indenture”),provid ingforthe issu ance of $450,000,000 7 .000% SeniorN otes d u e 2029 (the “Notes”); W H EREA S,the Ind entu re provid es thatu nd ercertain circu mstances the Su bsid iary Gu arantors shallexecu te and d eliverto the Tru stee asu pplementalind entu re pu rsu antto which eachSu bsid iaryGu arantorshallu ncond itionally gu arantee allof the C ompany’s O bligations u nd erthe N otes and the Ind entu re on the terms and cond itions setforthherein (the “Note Guarantee”);and W H EREA S,pu rsu antto Section 9.01 of the Ind entu re,the Tru stee is au thorized to execu te and d eliverthis Su pplementalInd entu re. N O W ,TH EREFO RE,in consid eration of the foregoingand forothergood and valu able consid eration,the receiptof whichis herebyacknowled ged ,the Su bsid iary Gu arantors and the Tru stee mu tu ally covenantand agree forthe equ aland ratable benefitof the H old ers as follows: 1. C A P ITA L IZED TERM S.C apitalized terms u sed herein withou td efinition shall have the meanings assigned to them in the Ind entu re. 2. A GREEM EN T TO GUA RA N TEE.EachSu bsid iary Gu arantorherebyagrees to provid e an u ncond itionalGu arantee on the terms and su bjectto the cond itions setforthin the N ote Gu arantee and in the Ind entu re inclu d ingbu tnotlimited to A rticle X thereof.

3. EX EC UTIO N A N D D EL IV ERY . (a) To evid ence its Gu arantee,eachSu bsid iary Gu arantorhereby agrees that this Su pplementalInd entu re shallbe execu ted on behalf of su chSu bsid iary Gu arantorbyone of its respective d irectors,managers orofficers. (b) Eachof the Su bsequ entGu arantors hereby agrees thatits Gu arantee shall remain in fu llforce and effectsu bjectto the cond itions setforthin the N ote Gu arantee and the Ind entu re. (c) The d eliveryof this execu ted Su pplementalInd entu re to the Tru stee shall constitu te d u e d eliveryof the applicable Gu arantee setforthin this Su pplementalInd entu re on behalf of eachof the respective Su bsid iaryGu arantors. 4. N O REC O URSE A GA IN ST O TH ERS.N o d irector,officer,employee, incorporatororstockhold erof the C ompanyorany d irectorind irectparentcompanyor Su bsid iaryof the C ompany,as su ch,willhave any liabilityforanyobligations of the C ompany orthe Gu arantors u nd erthe N otes,the Ind entu re,the Gu arantees orforany claim based on,in respectof,orbyreason of,su chobligations ortheircreation.EachH old erbyacceptingaN ote waives and releases allsu chliability.The waiverand release are partof the consid eration for issu ance of the N otes.The waivermaynotbe effective to waive liabilities u nd erthe fed eral secu rities laws. 5. RA TIFIC A TIO N O F IN D EN TURE;SUP P L EM EN TA L IN D EN TURES P A RT O F IN D EN TURE.Exceptas expresslyamend ed hereby,the Ind entu re is in allrespects ratified and confirmed and allthe terms,cond itions and provisions thereof shallremain in fu llforce and effect.This Su pplementalInd entu re shallform apartof the Ind entu re forallpu rposes,and every H old erheretofore orhereafterau thenticated and d elivered shallbe bou nd hereby. 6. N EW Y O RK L A W TO GO V ERN .TH E IN TERN A L L A W O F TH E STA TE O F N EW Y O RK SH A L L GO V ERN A N D B E USED TO C O N STRUE TH IS SUP P L EM EN TA L IN D EN TURE W ITH O UT GIV IN G EFFEC T TO A P P L IC A B L E P RIN C IP L ES O F C O N FL IC TS O F L A W TO TH E EX TEN T TH A T TH E A P P L IC A TIO N O F TH E L A W S O F A N O TH ER JURISD IC TIO N W O UL D B E REQ UIRED TH EREB Y . 7 . C O UN TERP A RTS.The parties maysign anynu mberof copies of this Su pplementalInd entu re.Eachsigned copyshallbe an original,bu tallof them togetherrepresent the same agreement.D eliveryof an execu ted cou nterpartof asignatu re page to this Su pplementalInd entu re bytelecopier,facsimile orotherelectronic transmission (i.e.a“.pd f’or “.tif’)shallbe effective as d eliveryof amanu ally execu ted cou nterpartthereof in accord ance withSection 12.10 of the Ind entu re. 8 . EFFEC T O F H EA D IN GS.The Section head ings herein are forconvenience only and shallnotaffectthe constru ction hereof. 9. TH E TRUSTEE.The Tru stee shallnotbe responsible in anymannerwhatsoever fororin respectof the valid ityorsu fficiencyof this Su pplementalInd entu re orfororin respect of the recitals contained herein,allof whichrecitals are mad e solelybythe Su bsid iary Gu arantors and the C ompany. 10. L IM ITA TIO N O N L IA B IL ITY .In accord ance withSection 10.2(a)of the Ind entu re,the obligations of eachSu bsid iaryGu arantororganized ou tsid e the United States of A mericaare limited ,where applicable,as follows: (a)L imitations u nd erL u x embou rglaw.Forthe pu rpose of Section 10.2(f)of the Ind entu re,the amou ntof aL u x embou rgGu arantor’s own fu nd s (capitaux propres)shallbe ad ju sted (byd erogation to the ru les contained in the 2002 L aw and the A ccou nts Regu lation)to take into accou ntthe fairvalu e ratherthan bookvalu e of the assets of the relevantL u x embou rg Gu arantor.

[Signature Page to Supplemental Indenture] THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee By: Authorized Officer Dated: September 29, 2021